
                                          THE POTOMAC EDISON COMPANY
                                               CASH REQUIREMENTS

                                                 ($ millions)

                                                      1998
                        JAN   FEB   MAR   APR  MAY   JUNE  JULY   AUG  SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):        39.3  36.6  37.5  35.6  35.0  35.7  37.7  36.9  33.8  35.0  35.9  38.4

  Taxes:                12.0  10.7  10.2   7.0   7.0   7.0   7.9   8.1   6.8   7.3   8.0  11.3


  Interest expense:            4.5   3.1   0.5   7.6   8.1         4.5   3.1   0.5   7.6   8.1

  Dividends:
   Preferred Stock       0.2               0.2               0.2               0.2
   Common Stock                                        4.4              32.4              33.2

  Construction           7.6   8.4  10.8   8.1   8.6  10.2   9.0  10.4   8.4   8.5   9.0   7.7


  Repayments:
   Bonds, Solid Waste Notes    0.8                                                   1.0
   Preferred Stock

   Misc. Net & Other:

    TOTAL REQUIREMENTS  59.1  61.0  61.6  51.4  58.2  65.4  54.8  59.9  84.5  51.5  61.5  98.7


SOURCES OF CASH:

  Revenues & Misc.:     75.0  69.0  68.4  58.7  58.1  59.0  63.1  62.8  56.2  58.8  61.6  72.2

  Div. from Subs.:                   2.3               2.3               2.3               2.3
  Interest income                    0.1   0.1   0.1   0.1   0.1   0.2   0.1   0.1   0.1
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds

       SOURCES OF CASH  75.0  69.0  70.8  58.8  58.2  61.4  63.2  63.0  58.6  58.9  61.7  74.5

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period 11.1  -4.8 -12.8 -22.0 -29.4 -29.4 -25.4 -33.8 -36.9 -11.0 -18.4 -18.6

  Additional STD requir-15.9  -8.0  -9.2  -7.4   0.0   4.0  -8.4  -3.1  25.9  -7.4  -0.2  24.2

Balance, End of Period  -4.8 -12.8 -22.0 -29.4 -29.4 -25.4 -33.8 -36.9 -11.0 -18.4 -18.6   5.6






                                                      1999
                        JAN   FEB   MAR   APR   MAY   JUNE  JULY  AUG   SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):        40.6  37.9  38.7  36.8  36.2  36.9  38.9  38.1  34.9  36.2  37.1  39.7

  Taxes:                12.7  11.3  10.7   7.4   7.4   7.4   8.3   8.5   7.1   7.7   8.4  11.9


  Interest expense:            4.5   3.1   0.5   7.6   8.1         4.5   3.1   0.5   7.6   8.1

  Dividends:
   Preferred Stock             0.2               0.2               0.2               0.2
   Common Stock                                        3.1              38.0              38.9

  Construction           7.4   8.2  10.6   7.9   8.4  10.0   8.8  10.2   8.2   8.3   8.8   7.6


  Repayments:
   Bonds, Solid Waste Notes    0.8                                                   1.0
   Preferred Stock

   Misc. Net & Other:

    TOTAL REQUIREMENTS  60.7  62.9  63.1  52.6  59.8  65.5  56.0  61.5  91.3  52.7  63.1 106.2


SOURCES OF CASH:

  Revenues & Misc.:     74.7  68.7  68.1  58.4  57.9  58.7  62.8  62.5  55.9  58.5  61.3  71.9

  Div. from Subs.:                   2.3               2.3               2.3               2.3
  Interest income              0.1   0.1   0.1   0.1   0.1   0.2   0.3   0.3   0.2   0.2   0.1
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds                                     40.0

       SOURCES OF CASH  74.7  68.8  70.5  58.5  58.0  61.1 103.0  62.8  58.5  58.7  61.5  74.3

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period  5.6  -8.4 -14.3 -21.7 -27.6 -25.8 -21.4 -68.4 -69.7 -36.9 -42.9 -41.3

  Additional STD requir-14.0  -5.9  -7.4  -5.9   1.8   4.4 -47.0  -1.3  32.8  -6.0   1.6  31.9

Balance, End of Period  -8.4 -14.3 -21.7 -27.6 -25.8 -21.4 -68.4 -69.7 -36.9 -42.9 -41.3  -9.4





                                          THE POTOMAC EDISON COMPANY
                                              CASH REQUIREMENTS

                                                ($ millions)

                                                      2000
                        JAN   FEB   MAR   APR  MAY   JUNE  JULY   AUG  SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):        44.6  41.6  42.5  40.4  39.7  40.5  42.7  41.8  38.4  39.7  40.8  43.5

  Taxes:                12.8  11.4  10.8   7.4   7.4   7.4   8.4   8.6   7.2   7.8   8.5  12.0


  Interest expense:      1.6   4.5   3.2   0.7   7.8   8.3   1.7   4.5   0.9   0.5   7.6   8.1

  Dividends:
   Preferred Stock             0.2               0.2               0.2               0.2
   Common Stock                                                         36.3              38.7

  Construction           8.6   9.5  12.2   9.1   9.8  11.6  10.2  11.8   9.5   9.6  10.2   8.7


  Repayments:
   Bonds, Solid Waste Notes    0.8  75.0                                             1.0
   Preferred Stock

   Misc. Net & Other:

    TOTAL REQUIREMENTS  67.6  68.0 143.7  57.6  64.9  67.8  63.0  66.9  92.3  57.6  68.3 111.0


SOURCES OF CASH:

  Revenues & Misc.:     79.3  73.0  72.3  62.0  61.5  62.3  66.7  66.4  59.4  62.1  65.1  76.3

  Div. from Subs.:                   2.3               2.3               2.3               2.3
  Interest income        0.1   0.1   0.1                     0.1   0.3   0.2   0.1   0.2   0.1
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds                                    100.0

       SOURCES OF CASH  79.4  73.1  74.7  62.0  61.5  64.6 166.8  66.7  61.9  62.2  65.3  78.7

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period -9.4 -21.2 -26.3  42.7  38.3  41.7  44.9 -58.9 -58.7 -28.3 -32.9 -29.9

  Additional STD requir-11.8  -5.1  69.0  -4.4   3.4   3.2 -103.8  0.2  30.4  -4.6   3.0  32.3

Balance, End of Period -21.2 -26.3  42.7  38.3  41.7  44.9 -58.9 -58.7 -28.3 -32.9 -29.9   2.4





                                                      2001
                        JAN   FEB   MAR   APR   MAY   JUNE  JULY  AUG   SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):        45.7  42.6  43.5  41.4  40.7  41.5  43.8  42.8  39.3  40.7  41.8  44.6

  Taxes:                12.9  11.5  10.9   7.5   7.5   7.5   8.5   8.7   7.3   7.9   8.6  12.1


  Interest expense:      5.6   4.5   0.9   1.3   3.8   8.1   5.7   4.6   1.1   1.6   4.1   8.5

  Dividends:
   Preferred Stock             0.2               0.2               0.2               0.2
   Common Stock                                                         35.1              39.9

  Construction          12.8  14.1  18.1  13.5  14.5  17.1  15.0  17.5  14.1  14.3  15.0  13.0


  Repayments:
   Bonds, Solid Waste Notes    0.8                                                   1.0
   Preferred Stock

   Misc. Net & Other:

    TOTAL REQUIREMENTS  77.0  73.7  73.5  63.7  66.7  74.2  72.9  73.8  96.9  64.5  70.6 118.1


SOURCES OF CASH:

  Revenues & Misc.:     81.2  74.7  74.0  63.5  62.9  63.8  68.3  68.0  60.8  63.6  66.6  78.2

  Div. from Subs.:                   2.3               2.3               2.3               2.3
  Interest income
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds

       SOURCES OF CASH  81.2  74.7  76.3  63.5  62.9  66.1  68.3  68.0  63.1  63.6  66.6  80.5

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period  2.4  -1.9  -2.9  -5.7  -5.5  -1.6   6.5  11.1  17.0  50.7  51.6  55.7

  Additional STD requir -4.2  -1.0  -2.8   0.2   3.8   8.1   4.6   5.8  33.8   0.9   4.0  37.6

Balance, End of Period  -1.9  -2.9  -5.7  -5.5  -1.6   6.5  11.1  17.0  50.7  51.6  55.7  93.2




                                         THE POTOMAC EDISON COMPANY
                                              CASH REQUIREMENTS

                                                ($ millions)

                                                     2002
                        JAN   FEB   MAR   APR  MAY   JUNE  JULY   AUG  SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):        46.8  43.6  44.6  42.4  41.7  42.5  44.8  43.9  40.2  41.7  42.8  45.7

  Taxes:                13.1  11.6  11.0   7.6   7.6   7.6   8.5   8.8   7.4   8.0   8.7  12.2


  Interest expense:      6.0   4.9   1.3   1.7   4.2   8.6   6.1   5.0   1.5   2.0   4.5   8.9

  Dividends:
   Preferred Stock             0.2               0.2               0.2               0.2
   Common Stock                                                         35.1              39.9

  Construction          12.6  13.9  17.8  13.3  14.3  16.9  14.8  17.3  13.9  14.1  14.8  12.8


  Repayments:
   Bonds, Solid Waste Notes    0.8                                                   1.0
   Preferred Stock

   Misc. Net & Other:

    TOTAL REQUIREMENTS  78.5  75.0  74.7  65.0  68.0  75.6  74.2  75.2  98.1  65.8  72.0 119.5


SOURCES OF CASH:

  Revenues & Misc.:     83.1  76.4  75.8  65.0  64.4  65.3  69.9  69.6  62.2  65.1  68.2  80.0

  Div. from Subs.:                   2.3               2.3               2.3               2.3
  Interest income
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds                                     50.0

       SOURCES OF CASH  83.1  76.4  78.1  65.0  64.4  67.6 119.9  69.6  64.5  65.1  68.2  82.3

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period 93.2  88.6  87.2  83.8  83.8  87.4  95.4  49.7  55.3  88.9  89.6  93.4

  Additional STD requir -4.6  -1.4  -3.4   0.0   3.6   8.0 -45.7   5.6  33.6   0.7   3.8  37.2

Balance, End of Period  88.6  87.2  83.8  83.8  87.4  95.4  49.7  55.3  88.9  89.6  93.4 130.6

